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                                                                    EXHIBIT 10.4


                              AMENDMENT NUMBER 1 TO
                              EMPLOYMENT AGREEMENT

         This Amendment Number 1 (the "Amendment") is effective as of June 1, 2001 by and between INTERNET PICTURES CORPORATION, a Delaware Corporation (the "Company") and MATTHEW S. HEITER (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Company and the Executive entered into an Employment Agreement dated May 31, 2000 (the "Employment Agreement").

         WHEREAS, the Company and Executive desire to amend the Employment Agreement to extend the term of employment;

         NOW, THEREFORE, in consideration of the covenants and mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. EMPLOYMENT OF EXECUTIVE. Section 1(b) of the Employment Agreement is hereby amended by deleting said section in its entirety and inserting the following in lieu thereof:

         The duties of the Executive shall include the duties and services described in Schedule 1, which duties and services shall at all times be subject to the direction, approval and control of the and of Directors of the Company (the "Board") and the Chief Executive Officer of the Company (the "CEO"). Executive shall report directly to the CEO of the Company; provided, however that Executive may report directly to the Board through its Chairman, or any director if appropriate, if Executive deems it necessary or desirable in his sole discretion.

Schedule 1 of the Employment Agreement is hereby amended by deleting said
Schedule in its entirety and replacing it with the attached Schedule 1.

2. SERVICES TO BE RENDERED. Section 2(a) of the Employment Agreement is hereby amended by deleting the first sentence of said section in its entirety. Section 2(c) of the Employment Agreement is amended by deleting said section in its entirety and inserting the following in lieu thereof:

         During the term of this Agreement, the Company shall furnish, at Executive's principal place of employment (Shelby County, Tennessee), an office, furnishings, secretary and such other facilities commensurate and suitable to his position and necessary for the performance of his duties hereunder. Executive shall not be required to move from Shelby County, Tennessee.
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3.       TERM. Section 3(a) of the Employment Agreement is amended by deleting said section in its entirety and inserting the following in lieu thereof:


         The term of this Agreement (the "Term") shall commence effective as of the date hereof (the "Commencement Date"), and shall continue until June 1, 2002, unless (i) extended by Executive for such additional term as he may determine in his sole discretion, not to exceed one (1) year or (ii) extended or terminated as hereinafter provided.

Section 3(b) of the Employment Agreement is hereby amended by deleting subsection (v) in its entirety.

Section 3(d) is hereby amended by deleting subsection (v) in its entirety and inserting the following in lieu thereof: "The relocation of Executive's place of employment outside of Shelby County, Tennessee."

Section 3(f) of the Employment Agreement is hereby amended by deleting said section in its entirety.

4. LEGAL FEES AND EXPENSES. The Employment Agreement is further amended by adding a new Section 16 as follows:

         16.      LEGAL FEES AND EXPENSES.

         The Company shall defend, hold harmless, and indemnify Executive on a fully grossed-up after tax basis from and against any and all costs and expenses (including reasonable attorneys', accountants' and experts' fees and expenses) incurred by Executive acting reasonably from time to time as a result of any contest (regardless of the outcome) by the Company or others contesting the validity or enforcement of, or liability under, any term or provision of this Agreement, plus in each case interest at the applicable federal rate provided for in Section 7872(f)(2)(B) of the Code as amended.

5. COMPENSATION. Section 4(c)(ii)(B) of the Employment Agreement is hereby amended by deleting said section in its entirety.

6. NO FURTHER CHANGES. All other terms of the Employment Agreement not otherwise amended hereby shall continue to be in full force and effect.

7. COUNTERPARTS. This Amendment may be signed in counterparts, with each such counterpart constituting an original document.


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         IN WITNESS WHEREOF, the parties have executed the Amendment Number 1 as of the date first above written.

                                        COMPANY:

                                        INTERNET PICTURES CORPORATION


                                        By:  /s/ Donald W. Strickland
                                           ------------------------------------
                                           Donald W. Strickland, President and
                                                  Chief Executive Officer


                                        EXECUTIVE:


                                        /s Matthew S. Heiter
                                        ---------------------------------------
                                        MATTHEW S. HEITER


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                                   SCHEDULE 1

                               EMPLOYMENT CONTRACT

         Executive:     Matthew S. Heiter

         Position:      Executive Vice President, General Counsel and Secretary

         Duties:        Chief Legal Officer of the Company, oversee and manage
all legal affairs of the Company. Executive shall have the authorities, duties, responsibilities and status usually associated with the office of companies having operations and business similar to the operations and business of the Company and at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time within ninety (90) days of June 1, 2001, and such other duties as the Board shall determine and Executive shall accept from time to time.

         Base Salary:    $250,000 annual


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